UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

General Electric Company (GE) announced today an agreement with Shinsei Bank to end GE’s obligation to reimburse Shinsei Bank for refunds of interest paid in excess of the statutory interest rate by customers of the Japanese consumer finance business that General Electric Capital Corporation (GECC) sold to Shinsei in 2008.

As part of that transaction, GECC and Shinsei agreed to a loss-sharing arrangement for potential “Grey Zone” interest claims, with a buyout option to end the obligation in the first quarter of 2014.  This agreement resolves such obligations assumed in connection with the 2008 sale.

The agreement provides for GECC to pay Shinsei ¥175 billion (US$1.7 billion).  GECC will record an addition to reserves in discontinued operations of $1.0 billion for 2013.  This will reduce GE fourth-quarter and full-year 2013 net earnings by $1.0 billion and net earnings per diluted share by $0.09, as the agreement was reached prior to the filing of annual financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: February 26, 2014	/s/ Jan R. Hauser
Jan R. Hauser
Vice President, Controller & Chief Accounting Officer

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